EXHIBIT B-10(f)(1)



                      OPERATING AGREEMENT

                              of

                  GOLDEN PEANUT COMPANY, LLC



     THIS OPERATING AGREEMENT (this "Agreement") of GOLDEN PEANUT COMPANY, LLC, a Georgia limited liability company (the "Company"), is made and entered into as of the 30th day of March, 2000 by and among Alimenta Holdings, Inc. ("Alimenta"), Archer-Daniels-Midland Company ("ADM"), Cargill, Incorporated ("Cargill") and Gold Kist Inc. ("Gold Kist") (together, the "Members", and each, a "Member").



                           RECITALS

     WHEREAS, the Members deem it important and in the best interest of the Company that certain rules regarding the governance, management and operation of the Company be set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, all of the Members of the Company hereby agree as follows:

ORGANIZATION


          Formation. The Company became a limited liability company under the Georgia Limited Liability Company Act, O.C.G.A. 14-11-101, et seq. (the "Act"), by
          the filing of the Certificate of Election and Company's Articles of Organization with the
          Secretary of State of the State of Georgia, effective on March 30, 2000, and shall continue until terminated pursuant to Section 7 or by applicable law.


          Principal Office. The principal office of the Company shall be maintained at 100 North Point Center East, Suite 400, Alpharetta, Georgia 30202, or at such other place as may be designated by the Board (as defined in Section 2.3).


          Registered Office and Agent. The registered agent of the Company is James W. Dorsett and the address and county of the registered office of the Company is 100 North Point Center East, Suite 400, Alpharetta, Fulton County, Georgia 30222.


          Purposes. The Company has been formed for the limited purposes of growing, procuring, processing and marketing peanuts and peanut products in order to achieve economics of scale and other desirable efficiencies; improving the relatively weak position of the United States in the world peanut market; conducting and sponsoring research to improve United States peanut production; expanding the uses of and demand for United States peanut products; sharing the risks and costs associated with such activities; and conducting other related business which the Board deems necessary to effectuate such limited purposes. No business other than that described in this Section 1.4 shall be conducted without the prior approval of all of the Members. No Member shall have the power to act for or bind any other Member or the Company except as specifically provided in this Agreement.


     Member and Company Services.


               Subject to approval of the Board, at the request of the Company and upon agreement of a Member, such Member may provide certain administrative and/or financial services to the Company at a mutually agreed upon compensation rate. No Member shall be entitled to any other compensation for services to the Company and in no event shall compensation under this Section
               1.5 or provision of such services to the Company be deemed additional contributions to a Member's capital account. In the event a Member transfers its Interest or for any reason whatsoever ceases to be a Member of Company, such Member shall cooperate with and continue to provide services and/or support to the Company for a reasonable time not to exceed six
               (6) months; and


               Subject to approval of the Board, the Company may provide services or facilities to a Member on terms mutually agreed upon by the Company and the Member.


               Notwithstanding Sections 1.5(a) and 1.5(b) above, the Company and Cargill shall negotiate a service agreement relating to the facility located in Dawson, Georgia, such service agreement to be subject to the unanimous approval of the Board.


          Name. The name of the Company shall be Golden Peanut Company, LLC or such other name as is designated from time to time by the Board, and such name shall be the property of the Company. All business of the Company shall be conducted in such name. No Member has any interest in the property of the Company in its own name.


          No State-Law Partnership. The Members intend that the Company not be a partnership (including, without limitation a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member for any purposes other than a partner in the Company for U.S. federal, state, local and other tax purposes, and this Agreement may not be construed to suggest otherwise.


MEMBERSHIP AND MANAGEMENT


          Membership. The Members acknowledge their status as members of the Company, adopt this Agreement as the operating agreement of the Company and agree to be bound by the terms and provisions hereof, by executing this Agreement where provided on the signature page(s) hereto. On the date of this Agreement, each Member's percentage of ownership interest in the Company shall be twenty-five percent (25%). A Member's ownership interest in the Company at any particular time, together with the rights and obligations of such Member as provided hereunder, shall be referred to hereinafter as such Member's "Interest" in the Company. The Company may issue certificates of membership interest in the Company representing the Member's ownership interest.


          Unanimous Membership Consent. Notwithstanding any other provision of this Agreement, the following
          Company actions shall require the unanimous consent of all of the Members:


               The sale, transfer or other disposition of all or substantially all of the assets of the Company;


               As required pursuant to Section 2.6, the admission of any Person (as defined in Section 3.3) as a Member unless such Person is a transferee of a Member permitted under Section
               3.3 or 3.4;


               A significant change in the purpose of the Company or the scope of its business;


               A change or reorganization of the Company into any other form of entity;


               The merger or consolidation of the Company into or with another Person;


               An amendment to this Agreement or to the Articles of Organization of the Company;


               The liquidation or other dissolution of the Company;


               The withdrawal of a Member unless such Member is withdrawing pursuant to Section 3;


               Approval of a transfer if unanimous consent is required pursuant to Section 3.4(c);


               Mandatory  additional capital contributions  if
               unanimous  consent  is  required  pursuant   to
               Section 4.1(b);


               The retention of net income or gain pursuant to
               Section 6.1;


               A liquidating distribution of assets in kind if
               unanimous  consent  is  required  pursuant   to
               Section 7.3;


               The execution by the Company of an agreement with the IRS pursuant to Section 8.6; and


               Any   action   requiring   unanimous    consent
               pursuant to the Act.

          In accordance with Section 14-11-305 of the Act, the Members agree that each Member may consent or withhold consent to any of the foregoing actions even if such Member believes that such consent or failure to consent is not in the best interests of the Company and/or is not prudent. No Member shall be deemed to have any fiduciary duties to the Company or the other Members in connection with its decision to consent or withhold consent to any of the foregoing actions.


     Board of Directors.


               The management of the Company shall be vested in the Members and exercised through the Board. The Members hereby establish a Board of Directors (the "Board") composed of eight (8) members, two (2) of whom shall be appointed by each Member (that Member's "Delegation"). Each Member agrees that such Member's Delegation shall act in a manner which it believes in good faith to be in the best interests of the Company and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. All Board appointments by Members shall be in writing and shall be delivered to the other Members. ADM hereby appoints J. McDonald and P. Mulhollem as its Delegation and selects J. McDonald as Chairman of the Board. Alimenta hereby appoints D. Izmirlian and M. Wagner as its Delegation. Cargill hereby appoints R. Dudley and J. March as its Delegation. Gold Kist hereby appoints
               G. Coan and J. Bekkers as its Delegation. Any Member may, at any time, remove any of its
               Board Delegation upon written notice to the other Members. Each Board member shall hold office until a successor shall have been selected as provided in this Agreement, or his or her earlier death, resignation or removal. One of the Board members so appointed shall serve as Chairman of the Board. ADM shall select the Chairman for the remainder of the Company's fiscal year ending June 30, 2000. Gold Kist shall select the Chairman for the subsequent fiscal year; Alimenta shall select the Chairman for the next subsequent fiscal year; Cargill shall select the Chairman for the next subsequent fiscal year; and the selection shall alternate among ADM, Gold Kist, Alimenta and Cargill thereafter on a yearly basis. The Company selecting the Chairman shall have the power and authority to remove the Chairman selected by it by delivering written notice of such removal to the Company and the other Members. A vacancy in the office of Chairman shall be filled by the Member that appointed the Chairman during that period.


               The two Board members comprising each Member's Delegation shall collectively be entitled to cast one vote with respect to any decision made by the Board, which vote shall be cast by either Board member present at any meeting or by proxy executed in writing by the Board member and delivered to the meeting's Chairman. Each Member shall be bound by the vote of its Delegation, and each Member is hereby authorized to rely upon the authority of each other Member's Delegation to vote on behalf of and bind the appointing Member.


               No Board meeting may be held or action taken unless notice thereof together with an agenda and supporting materials shall be provided not less than three (3) and not more than sixty
               (60) days before the date of the meeting to all Board members (or such notice shall have been waived in writing) and at least three Board members are present and voting, with at least one representative from any three (3) Members' Delegations. All Board decisions shall be by majority vote of the Board members represented. Each Member's Delegation may be accompanied and assisted by such employees and representatives of the Member as such Delegation reasonably wishes. Each Member shall bear its own costs of attendance at all Board meetings.


               The Board shall meet periodically, but not less than four times per year, at mutually agreed times and locations. Any Board member may request  a  meeting of the Board by giving  ten
               (10) days' notice to each other Board member, unless all Board members waive such notice in writing. With such notice or waiver, meetings may be conducted by telephone, provided that action taken thereby shall be confirmed in writing within five (5) business days thereof. Written minutes shall be prepared of all meetings of the Board. Decisions of the Board may be made without a meeting by unanimous written consent (or separate counterparts thereof) signed by at least one person from each Member's Delegation, which shall have the effect of unanimous action taken at a meeting. If a member of each Member's Delegation shall meet at any time and place, either within or outside the State of Georgia, and consent to the holding of a meeting at that time and place, then the meeting shall be valid without call or notice, and at the meeting lawful action may be taken.


               Board members shall not be compensated by the Company for their service on the Board.


               Except for the powers and authority exclusively reserved to the Members in this Agreement, and subject to their right to delegate the day-to-day management of the Company to the officers, the Company shall be directed solely and exclusively by the Board. The Board members shall in all cases act collectively as provided herein and not individually. Without limiting the generality of the foregoing, except as expressly delegated by the Board, no Board member acting individually shall be the agent of the Company or shall have the right, power, or authority to transact any business in the name of the Company or bind the Company in any way. No debt shall be contracted or liability incurred by or on behalf of the Company except by the Board members acting collectively as provided herein or by one or more Board members or officers acting pursuant to the authority granted to them by the Board.


     Officers and Employees.


               The Board may appoint as officers of the Company such officers as it may from time to time deem advisable. No officer or other representative of the Company need be an employee of the Company but may be an employee of any Member, or an Affiliate (as defined in
               Section 3.3) of any Member. A single person may hold more than one office. Each such officer shall perform such duties and exercise such powers not inconsistent with this Agreement as the Board may, from time to time, determine.


               President. The President is the chief executive officer of the Company and has general supervision and control over the affairs of the Company, its officers, agents and employees. The President has the power to execute bonds, deeds, mortgages, and other major contracts on behalf of the Company when the execution thereof has been expressly delegated to him by the Board; provided, however, that he is authorized to execute contracts and other documents in the ordinary course of business of the Company without such express delegation. The President is authorized to make reports to the Board and perform all such other duties as are incident to his office or as are properly required of him by the Board


               Vice President. A Vice President is authorized to perform such duties as may be specifically delegated to him by the Board or by the President; provided, however, that even without such express delegation, a Vice President is authorized to execute contracts, deeds, and other documents in the ordinary course of business of the Company. In the absence of the President, a Vice President as designated by the Board shall have the authority to perform the duties and exercise the authority of the President.


               Treasurer. The Treasurer is responsible for the custody of all monies and securities of the Company and for the maintenance of regular books of account. He has general supervision of the disbursement of funds of the Company and is authorized to sign such contracts and other documents as are appropriate in the performance of his duties, including the investment and management of funds. He is further authorized and directed to give to the Board and Members from time to time, as may be required of him, an account of all transactions for which he is responsible and an account of the financial condition of the Company.


               Secretary. The Secretary is responsible for recording minutes of meetings of the Board and otherwise carrying out such duties as the Board may from time to time delegate to the Secretary. The Board may also appoint an
               Assistant Secretary to act in the absence of the Secretary.


               All persons appointed to such positions as may be determined by the Board shall hold office at the pleasure of the Board. Any officer of the Company may be removed at any time, either with or without cause, by the Board.


               Third parties dealing with the Company shall be entitled to rely conclusively upon the power and authority of the President of the Company.


               The Members shall not permit or require employees of the Company to obtain, exchange or disclose confidential information or trade secrets of any Member which is unrelated to the business of the Company. Each Member also agrees that it and its Affiliates will use any confidential information or trade secrets of any other Member or of the Company only for the purpose of supporting and pursuing the purposes of the Company, and shall not make any other use or disclosure thereof.


     Limitation of Liability; Indemnification.


               Except as otherwise expressly provided or referred to in this Agreement, no Member shall be personally liable for any of the debts, losses, liabilities or obligations of the Company.


               The Board members shall be indemnified by the Company to the maximum extent possible under the Act from any loss or liability to any person incurred in connection with any act, omission or error in judgment in connection with the conduct of the Company's business; provided, however, that any indemnity under this Section 2.5(b) shall be provided out of and be limited to the extent of the Company's assets only, and no Member shall have any personal liability therefor.


               The Members shall have no personal liability for the repayment of the capital contribution of any Member, and shall not be required to contribute any additional capital or lend any funds to the Company, except as expressly provided herein or to the extent required by law.


          New Members. Except as provided in Section 3.3 and 3.4, a Person may become a Member of the Company only upon (a) the consent of all of the Members, (b) agreeing to be bound by all of the terms and conditions of this Agreement, as then in effect, by executing a counterpart of this Agreement, unless otherwise agreed by all the Members, and (c) making such capital contribution (and obtaining such Interest) as agreed upon by such person and the existing Members.


          Other Activities. Except as provided in Section 11, any Member may engage in or possess any interest in any other business or venture of any nature and description, independently or with others, and neither the Company nor any other Member shall have any rights in or to any such business or venture or the income or profits derived therefrom.


WITHDRAWAL, REMOVAL, TRANSFER OF INTEREST, RIGHT OF FIRST
REFUSAL


          Removal/ Withdrawal. No Member shall be removed as a Member of the Company without the written consent of the Member to be removed. Any Member may withdraw from the Company at any time, effective as of the end of the twelfth (12th) monthly accounting period of the Company following written notice by such withdrawing Member to the other Members and the Company of its election to withdraw. Upon the effective date of withdrawal of any Member, the following shall be undertaken:


               The withdrawing Member shall pay to the Company in cash all amounts then owed by it to the Company;


               The Company shall pay to the withdrawing Member amounts owing to it for loans or other extensions of credit to the Company or upon
               contracts   with  the  Company  or  upon   open
               accounts;


               The Company shall pay to the withdrawing Member the amount equal to the withdrawing Member's
               Interest times the book value of the Company as of the effective date of withdrawal; and


               Such Member shall be released from any further obligation under any ancillary agreement or arrangement associated with the Company, including, without limitation, a guaranty or reimbursement agreement with regard to the financing of the Company, except to the extent that such obligation arose from or was based upon events or circumstances that existed or occurred prior to the effective date of such Member's withdrawal, including, without limitation, those incurred but not reported.


          Restrictions  on Transfers.  Except as permitted  in
          Section 3.3 or Section 3.4, a Member holding an Interest, shall not (a) sell, assign, transfer, convey, or otherwise dispose of all or part of its Interest whether by act or deed, by merger or consolidation, by sale of control of a Member or by operation of law or (b) mortgage, pledge, encumber, or create or suffer to exist any pledge, lien, charge or encumbrance upon, security interest or participation in, or trust in respect of all or any part of its interest in the Company or its Interest, excepting such of general application.


          Transfers to Affiliates. As used herein, the term "Affiliate" means a Person who directly or indirectly, through one or more intermediaries, controls,  is  controlled  by  or  is  under  common
          control with the Person specified, and "Person" means an individual, a partnership, a joint venture, a corporation, a company, a trust, an estate, an unincorporated organization, or any other entity or a government or any department or agency thereof. Subject to Section 3.5, each Member shall be entitled to sell, assign, transfer, or convey all (but not less than all) of its Interest to (a) a Person which is an Affiliate of such Member, (b) any entity resulting from a merger or consolidation with a Person, or the acquisition of control of, by ADM, Cargill, Gold Kist or substantially all of the entities majority owned or controlled directly or indirectly by Dikran S. Izmirlian, as the case may be, (c) any Person to whom ADM, Cargill, Gold Kist or Dikran S. Izmirilian shall sell substantially all of its agribusiness assets, (d) any institutional lender that has agreed that it shall be bound by this Agreement if it acquires a Member's Interest, and (e) in the event of a death of Dikran S. Izmirlian, the legal representative, heirs, or beneficiaries of Dikran S. Izmirlian, as the case may be. No transfer shall be permitted under this
          Section 3.3 or 3.4 if, taking into account prior and contemporaneous transfers, it would result in a termination pursuant to the provisions of Section 708 of the Code (as defined in Section 4.2), cause a material adverse tax consequence to the Company or a Member or cause the Company to be treated as other than a partnership for federal, state or local income tax purposes.


     Transfers to Third Parties.


               In no event may a Member sell, assign, transfer or convey less than all of its Interest. If a Member desires to sell, assign, transfer or convey all of its Interest other than as provided in Section 3.1 or Section 3.3, such Member ("Seller") shall so notify each other Member and the Chairman of the Board in writing of its desire to sell its Interest in the
               Company (the "Offered Interest"). For a period of sixty (60) days following such written notice to the other Members (the "First Period"), the Seller shall negotiate in good faith exclusively with the Company and the other Members to determine whether the Seller, the Company and/or one or more of the other Members may reach an agreement for the purchase and sale of the Seller's Interest.


               If the Seller fails to reach an agreement with the Company and/or the other Members for the purchase and sale of the Seller's Interest during the First Period, the Seller shall be entitled, but not obligated, subject to the terms and conditions of this Section 3.4 and
               Section 3.5, for a period of one hundred eighty
               (180) days (the "Second Period") from the expiration of the First Period to sell all, but not less than all (unless otherwise agreed by the non-transferring Members), of its Interest to a third party. If, during the Second Period, the Seller receives, in the Seller's opinion, an acceptable offer to purchase its Interest, Seller shall notify the other Members in writing of the identity of the proposed purchaser, and the price, terms and conditions of the sale, provide the other Members a written copy of the offer of the proposed purchaser, and give the other Members the right to accept or reject such third party as a member. If any Member or Members reject the third party, the Member or Members rejecting the third party shall buy the Interest of the Seller at 1.10 times the price, and upon the same terms and conditions that the Seller was willing to accept from such third party. The other Members shall have until the earlier of
               (i) sixty (60) days from the date of the notice from the Seller and (ii) the date on which the Seller is given notice that the third-party offer is no longer in effect in which to elect to accept or reject the third party as a member. If non-transferring Member(s) reject the third party as a member, its or their notice shall so state and shall set forth the place (which shall be located in the state of Georgia) and time (which shall be a business day not more than thirty (30) days after the date of such notice) at which the Closing of its or their purchase at 1.10 times the price as mentioned above shall take place. If the other Members fail to give notice to accept or reject the third party within such time, the Seller may then sell its Interest to the third party on the same terms and conditions notified to the non-transferring Members and without the consent or acceptance by the non-transferring
               Members of such third party. If the Seller does not dispose of its Interest to such third party upon the terms set forth above within one hundred twenty (120) days after the expiration of the Second Period, such Interest will again be subject to all restrictions set forth in this Section 3.4.


               Notwithstanding the foregoing, no such transfer shall be permitted if it would result in a termination pursuant to the provisions of
               Section 708 of the Code, unless consented to by all Members, which consent shall not be unreasonably withheld.


     Closing; Assumption of Obligations by a Transferee.


               At the closing of any sale of an Interest to Member(s) pursuant to Section 3.4 the selling Member shall execute or cause to be executed any and all documents necessary to transfer completely of record and beneficially the Interest being transferred free and clear of any and all liens, encumbrances, or pledges of any kind, including the delivery of any certificate representing the Interest being transferred, duly endorsed for transfer, and
               (ii) the purchaser of such Interest shall make payment therefor on the terms as provided in
               Section 3.4.


               Any sale, transfer, or other disposition of the Interest of a Member pursuant to this Section 3 shall be effective only upon the execution and delivery by the purchaser or transferee and, in the case of clause (i) below, the non-transferring Members, of an instrument reasonably satisfactory to the Members (i) evidencing the agreement of such purchaser or transferee to become a Member, to be bound by the provisions of this Agreement and any applicable ancillary agreements to which the transferring Member was at the time of transfer a party, provided, however, that if the transferring Member was not a party to any such agreement, including without limitation a guaranty or reimbursement agreement with regard to the financing of the Company, at the time of transfer the transferee shall not be obligated to assume or become a party to such agreement, and to assume all of the liabilities and to perform all of the obligations and duties of the Member with respect to the Interest to be sold, transferred, or disposed of; (ii) evidencing the consent of such purchaser or transferee to the jurisdiction of the United States District Court for the North District of Georgia and the courts of the State of Georgia and the commitment of such purchaser or transferee to maintain an agent for service of process in the State of Georgia and the State of Georgia in connection with any action relating to this Agreement; and (iii) evidencing an appropriate waiver of sovereign immunity, if applicable, by such purchaser or transferee. Upon the transfer by any Member of its Interest, at its discretion such Member shall be released from any further obligation under any ancillary agreement or arrangement associated with the Company, including without limitation a guaranty or reimbursement agreement with regard to the financing of the Company. The foregoing sentence shall not release a Member from its obligation to continue to provide certain services to the Company for a certain time period as provided in Section 1.5 of this Agreement. Upon the transfer by any Member of its Interest, the transferee shall be entitled to exercise all of the rights of such transferring Member under this Agreement to approve, consent and vote on actions or matters. Notwithstanding the foregoing sentence, if at any time the Company shall have only three Members consisting of three of ADM, Alimenta, Cargill and Gold Kist, each of such three Members shall have the same rights to approve, consent and vote on actions or matters notwithstanding any differences in the Interests of such three Members.


               Each Member, if requested by any transferee of an Interest, shall perform, execute, acknowledge, and deliver all such further acts, deeds, and assurances contemplated by this Agreement reasonably required to effect the sale, transfer, or other disposition of its interest in the Company to, or the assumption of obligations hereunder by, such transferee.


          Restraining Order. In the event that a Member shall at any time attempt to transfer its Interest in violation of the provisions of this Agreement, then any other Member shall, in addition to all rights and remedies at law and in equity, be entitled to a decree or order restraining and enjoining such transfer, without any bond or other security being required, and the Member purporting to make such transfer shall not plead in defense thereto that there would be an adequate remedy at law, it being hereby expressly acknowledged and agreed that damages at law will be an inadequate remedy for a breach or threatened breach of the violation of the provisions concerning transfer set forth in this Agreement.


          Fees. The Company may, but a Buyer may not, in its reasonable discretion, charge a reasonable fee to cover the costs and additional expenses incurred in connection with or as a consequence of the transfer of all or part of an Interest, including reasonable attorneys' fees, provided however, that if the Company is effecting a Purchase Offer in behalf of all non-transferring Members, then the Company will be deemed to be the Buyer.


          More Than One Seller. If a second Member indicates through written notice its desire to sell its Interest in the Company prior to the deadline for the first Seller and the other Members to submit their Purchase Offers pursuant to Section 3.4(a), the Offered Interests of the Sellers will be deemed to have been joined and the procedures set forth in
          Section 3.4(a) and 3.4(b) to the extent not modified in this Section 3.8, shall be followed with the Sellers providing a joint Purchase Offer of their combined Offered Interests. The non-selling Members may act as individual Buyers or pool their Purchase Offer for the combined Offered Interests in response. In the event that no Buyer submits a Purchase Offer, or in the event the Sellers cannot agree upon a sale to either of the Buyers (if one or both of the Buyers does submit a Purchase Offer) or a third party that is acceptable, the Board shall take action to sell, liquidate and dissolve the Company as provided pursuant to Section 7.


          More Than One Withdrawing Member. If a Member notifies the other Members of its election to withdraw as a Member pursuant to Section 3.1, and before the effective date of such withdrawal a second Member notifies the Members of its election to withdraw from the Company, the Board shall take action to sell, liquidate and dissolve the Company as provided pursuant to Section 7 and all notices by Members of elections to withdraw from the Company shall be null and void unless the non-withdrawing Members notify the Board and the withdrawing Members that they wish to continue the Company and will cause the Company to perform its obligations with respect to the withdrawing Members pursuant to
          Section 3.1.


          Members' Pro Rata Purchase. When two (2) or more Members elect to purchase the Interest of a Member whereby such purchasing Members have elected to purchase more than one hundred percent (100%) of the transferring Member's Interest, then such purchasing Members shall purchase the Interest of the transferring Member on a pro rata basis relative to their respective Interests before such purchase.


CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS


     Capital Contributions.


               Upon execution of this Agreement, each of the Members will have contributed, caused to have contributed or agreed to contribute to the capital of the Company an amount of assets having a fair market value of twenty million dollars ($20,000,000), as agreed by all of the Members. A Member may not make any additional capital contributions to the Company unless either (i) such additional capital contribution is expressly required or permitted under this Agreement, or (ii) all of the other Members shall approve such additional capital contribution in writing. Any additional contribution by a Member to the capital of the Company shall constitute a capital contribution. A Member may not make any capital contribution other than in cash or cash equivalency unless all of the other Members shall approve in writing. Any additional capital contribution other than cash or cash equivalency shall be valued at its fair market value as of the date of contribution, which fair market value, absent manifest error, shall be the value set forth in any agreement among the Members .


               Each of the Members shall make, after the Company exhausts debt sources of working capital, such additional capital contributions in such amounts as are necessary to maintain adequate working capital to operate the Company when requested and adopted by the Board, provided, however, any capital contribution which in the aggregate for all Members exceeds five million dollars ($5,000,000) in any Company fiscal year shall not be required except by the unanimous consent of the Members. In absence of such a unanimous consent, the dissenting Member(s) may decline to contribute. Any contributions, from contributing Members, described in this Section 4.1(b) shall be made in proportion to each Member's then Interest (as defined in Section 2.1).


               The Members' Interests shall be adjusted to the extent the Members make disproportionate capital contributions to the Company. If the Members make disproportionate capital contributions, each Member's Interest shall equal the percentage that such Member's total capital contributions bear to the aggregate of all capital contributions.


     Capital Accounts.


               A separate capital account shall be established and maintained for each Member throughout the term of the Company in accordance with Section 1.704-1(b)(2)(iv) and any other applicable sections of the Federal Income Tax Regulations (the "Regulations") issued under the Internal Revenue Code, as amended (the "Code"), in order for allocations of taxable profits and losses pursuant to this Agreement to have "substantial economic effect" under the Code and Regulations.


               No interest shall be paid on any capital invested in the Company except as expressly provided herein.


               Except   as   otherwise  provided  in   Section
               1.704-1(b)(2)(iv) of the Regulations:

                    Each  Member's  capital account  shall  be
                    increased  by  (A)  the  amount  of  money
                    contributed by the Member to the  Company,
                    (B)  allocations to the Member of  Company
                    income   and   gain  (or  items   hereof),
                    including income and gain exempt from  tax
                    and  income, special allocations of income
                    and  gain pursuant to Section 5 hereof and
                    gain    described   in   Section    1.704-
                    1(b)(2)(iv)(g),  but  excluding  items  of
                    "tax"   (as  distinguished  from   "book")
                    income and gain described in Section 1.704-
                    1(b)(4)(i) of the Regulations; and (C) the
                    fair   market   value  of   any   property
                    contributed   by   the  Member   (net   of
                    liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code); and

                    each  Member's  capital account  shall  be
                    decreased  by  (A)  the  amount  of  money
                    distributed to the Member by the  Company,
                    (B)  the fair market value of any property
                    distributed  to the Member by the  Company
                    (net   of  liabilities  secured   by   the
                    distributed  property that the  Member  is
                    considered  to assume or take  subject  to
                    under    Section   752   of   the   Code),
                    (C)   allocations  to   that   Member   of
                    expenditures  of the Company described  in
                    Section   705(a)(2)(B)  of  the  Code   or
                    otherwise  treated as Section 705(a)(2)(B)
                    expenditures  pursuant to the Regulations,
                    and  (D)  allocations  to  the  Member  of
                    Company   loss  or  deduction  (or   items
                    hereof),   including  loss  and  deduction
                    described  in Section 1.704-1(b)(2)(iv)(g)
                    of the Regulations and special allocations
                    of  loss and deduction pursuant to Section
                    5  hereof, but excluding items   of  "tax"
                    (as distinguished from "book") loss or deduction (or items thereof) described in
                    Section 1.704-1(b)(4)(i) or (iii) of the Regulations.


               Capital accounts shall be adjusted in accordance with the Regulations from time to time, to reflect unrealized income, gain, loss, or deduction, including adjustments made in accordance with Section 1.704-1(b)(2)(iv)(d)-
               (f) of the Regulations. Such adjustments, to reflect the then fair market value of Company assets, shall be made as appropriate at the following times:

                    the acquisition of an additional Interest in the Company by any new or existing
                    Member in exchange for more than a de minimis capital contribution;

                    the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an Interest in the Company; and

                    the   liquidation   of  the  Company   for
                    federal  income tax purposes  pursuant  to
                    Section   1.704-1(b)(2)(ii)(g)    of   the
                    Regulations .


               The  transferee of any Member's Interest  shall
               succeed   to   the  capital  account   of   the
               transferor to the extent it relates to the transferred Member's Interest.


               The provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations.


          Return of capital contributions. No Member shall be entitled to withdraw any part of its capital contributions or its capital account or to receive any distribution from the Company, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any former Member or his successor any part of such Member's capital contribution or capital account, or to make any distribution thereto, for so long as the Company continues in existence.


          Deficit Capital Account Restoration. Except as otherwise provided herein, Members shall not be obligated to restore any negative capital account or contribute any amounts to the Company in respect of any negative capital account, nor shall any Member be liable for any of the debts, losses, liabilities or obligations of the Company beyond such Member's capital contributions. Members shall not be obligated to restore any reduction in their own capital account.


ALLOCATION OF PROFITS AND LOSSES


          Except as otherwise provided in this Agreement, the Company's profits and losses for each fiscal year shall be allocated among the Members in proportion to their respective Interests in effect during such fiscal year. Notwithstanding the foregoing, (i) net profits for any Fiscal Year shall first be allocated to Members in proportion to previously allocated net losses under this Section 5.1 to the extent those net losses have not been previously offset by allocation under this clause (i), and (ii) net losses for any Fiscal Year shall first be allocated to Members in proportion to previously allocated net profits under this Section 5.1 to the extent those net losses have not been previously offset by allocations under this clause (ii).


          Profits and losses of the Company shall be determined for each fiscal year in accordance with
          Section 703(a) of the Code and the method of accounting followed by the Company for federal income tax purposes and otherwise in accordance with generally accepted accounting principles and procedures applied in a consistent manner, as modified by Section 1.704-1(b)(2)(iv) of the Regulations. Except as otherwise provided in this Agreement, whenever a proportionate part of the Company's profit or loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such profit and loss shall be considered allocated and every item of credit or tax preference applicable to the period during which such profit or loss was realized shall be considered allocated to such Member in the same proportion. All allocations of such items for federal income tax purposes shall be identical to the allocations set forth in this Section 5, except as otherwise required by Section 704(c) of the Code and Section 1.704-1(b)(4) of the Treasury Regulations.

          No allocation of loss, deduction or expenditure shall be charged to the Capital Account of any Member if such allocation would cause the Member to have a deficit Capital Account, but instead shall be charged to the Capital Account of any Members which would not have a deficit Capital account as a result of such allocation in proportion to the positive Capital Accounts of such Members or, if no such Members exist, then to the Members in accordance with percentage Interests.


          If a Member transfers its interest in the Company, and the transferee is admitted as a substituted Member as provided herein, the distributive shares of the various items allocable among the Members during such fiscal year of the Company shall be allocated between the transferor and the transferee based on the number of days in such fiscal year preceding and following the effective date of the transfer. However, if the Company, the transferor and the transferee consent, the distributive shares of the various items allocable among the Members may be allocated between the transferor and the transferee on the basis of the closing-of-the-books method.


          Notwithstanding any other provision of this Agreement, (a) nonrecourse deductions of the Company within the meaning of Section 1.704-2(b)(1), other than partner nonrecourse deductions within the meaning of Section 1.704-2(i)(1), of the Regulations, shall be allocated among the Members in accordance with their respective Interests, (b) any Member nonrecourse deductions within the meaning of
          Section 1.704-2(i)(1), shall be allocated in accordance with Section 1.704-2(i), of the Regulations, and (c) if there is a net decrease in "minimum gain" within the meaning of Sections 1.704-2(d) and 1.704-2(i)(3) of the Regulations for any fiscal year of the Company, items of gain and income shall be allocated among the Members in accordance with the "minimum gain chargeback" rules contained in Sections 1.704-2(f) and 1.704-2(i)(4) of the
          Regulations. The Members' respective interests in Company profits for purposes of allocating excess nonrecourse liabilities of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations shall be equal to their respective Interests.


          In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations which creates or increases a deficit balance in the Capital Account of such Member, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for such fiscal year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, such deficit in the capital account of such Member as quickly as possible. This provision is intended to comply with the "qualified income offset" requirements of
          Section 1.704-1(b)(2)(ii)(d) of the Regulations, and this provision shall be interpreted in accordance with those requirements.


          The Members intend that the allocations of profits and losses under this Agreement shall have substantial economic effect (or be consistent with the Members' Interests in the Company in the case of allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Accordingly, the provisions of
          Section 5 hereof and the other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent. It is intention of the Members that the Company comply with the provisions of Regulations Section 1.704-1(b).


          In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the Company or property revalued under Section 1.704-1(b)(2)(iv)(f) of the Regulations shall, solely for federal income tax purposes, be allocated among the Members so as to take account of any variation between the tax bases of such property and such property's fair market value as of the time of contribution to the Company using the remedial allocation method described in Section 1.704-3(d) of the Regulations.


          If  the  value for capital account purposes  of  any
          Company  property  is adjusted pursuant  to  Section
          4.2(d) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its adjusted value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.


DISTRIBUTIONS


          Distributions. Within ninety (90) days following the end of each fiscal year of the Company, the Company shall distribute the net income and gain of the Company for such fiscal year among the Members in accordance with their respective Interests in effect at the end of such fiscal year; provided, however, that upon the unanimous consent of the Members the Company shall retain all or a certain amount of any net income and gain.

  All amounts withheld pursuant to any tax law from any distribution to the Members shall be treated as amounts distributed to the relevant Members pursuant to this Section
  6.1. Anything to the contrary in this Agreement notwithstanding, no distribution shall be made to a Member if such Member has, or would have as a result of such distribution, a deficit Capital Account.


     Distribution of the Proceeds of Dissolution.


               Upon a dissolution of the Company, the net proceeds of liquidation and dissolution shall be applied and distributed in the following order of priority:

                    first,  towards  the satisfaction  of  all
                    outstanding debts and other obligations of
                    the   Company,   including   expenses   of
                    dissolution and the establishment of any reserves deemed necessary by the Board for any contingent or unforeseen liabilities or obligations of the Company;

                    second, towards repayment of outstanding loans, if any, made by Members to the Company;

                    third,   to  the  Members  with   positive
                    capital accounts, to be shared among such Members in the ratio that their respective positive capital accounts bears to the sum of all such positive capital accounts.
                    For purposes of the preceding sentence, the capital account of each Member shall be determined after all adjustments to capital accounts are made in accordance with Section 4.2 hereof; and

                    fourth, the balance of such proceeds shall
                    be  distributed to the Members pro rata in
                    accordance     with    their    respective
                    Interests.


               Any distributions pursuant to this Section 6.2 shall be made by the end of the Company's fiscal year in which the dissolution has occurred (or, if later, within 90 days after the date of such dissolution).


DISSOLUTION AND TERMINATION OF THE VENTURE


          Events   of  Termination.   The  Company  shall   be
          dissolved  upon  the  occurrence  of  any   of   the
          following events:


          The consent of all of the Members;


               The expiration of the term of the Company as provided in the Articles of Organization;


               The change in status from a limited liability company to any other business form;


               The sale, transfer or assignment of all or substantially all of the assets of the Company;


               The adjudication of the Company as insolvent in either bankruptcy or equity proceedings; the filing of an involuntary petition in bankruptcy against the Company which is not dismissed within ninety (90) days; the filing against the Company of a petition for reorganization under the Federal Bankruptcy Code or any comparable state statute which is not dismissed within ninety (90) days; a general assignment by the Company for the benefit of creditors; a voluntary claim of insolvency by the Company under the Federal Bankruptcy Code or any state insolvency statutes; or the appointment for the Company of a temporary or permanent receiver, trustee, custodian or sequestrator, and the same is not dismissed within ninety (90) days;


               As otherwise required under the Act; or


               As provided in Section 3.8 or 3.9 of this Agreement.


          Conclusion of Affairs. In the event of the dissolution of the Company for any reason the Board shall proceed promptly to wind up the affairs of and liquidate the Company. Except as otherwise provided in this Agreement, the Members shall continue to share distributions and allocations during the period of liquidation in the same manner as before dissolution.


          Liquidating Distributions. The proceeds of the liquidation and dissolution and any other assets of the Company shall be distributed in accordance with
          Section 6.2 of this Agreement. Except as provided below, no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company; however, the Board , on unanimous resolution, shall have the right to distribute assets in kind, valued at the then fair market value of such assets, as a liquidating distribution to any Member. Without the consent of the Company or any other Member, Alimenta may elect to receive a distribution of assets in kind, valued at the then fair market value of such assets, if and to the extent Alimenta contributed such assets to the Company. This right to receive a distribution in kind is limited to facilities (not individual assets) in their then current condition. If Alimenta elects to receive a distribution of assets in kind and as a result thereof the value of the remaining assets of the Company is diminished, Alimenta shall reimburse the Company for the amount by which the value of the Company's remaining assets is diminished. In determining whether and to what extent the value of the Company's remaining assets is diminished by reason of a distribution of assets in kind to Alimenta, value diminishment as a result of potential competition by Alimenta shall not be taken into account.


          Termination. Within a reasonable time following the completion of the liquidation of the Company, each of the Members shall be provided a statement setting forth the assets and the liabilities of the Company as of the date of complete liquidation and each Member's portion of the distributions pursuant to this Agreement. Upon completion of the liquidation of the Company and the distribution of all Company assets, the Company shall terminate, and the Members shall execute and file Articles of Dissolution and such other documents and take such other actions as are necessary or appropriate to effect the dissolution and termination of the Company.


TAXES AND ACCOUNTING


          Partnership for Tax Purposes; Tax Returns. It is the intention of the parties hereto that the relationships created by this Agreement will, for federal, state and local income tax purposes, be treated as a partnership and no Member nor the Tax Matters Partner shall take any action inconsistent with the Company's status as a partnership for federal, state or local income tax purposes without the consent of all the Members. The Board shall arrange for the preparation and timely filing of all income tax returns and any other returns or statements required of the Company by any taxing authority. The Board shall, within a reasonable period of time prior to filing any such returns or statements (but not less than 30 days prior to the due date thereof), deliver copies thereof to each Member for its review and comment. If a Member disagrees with the proposed treatment of an item on a proposed tax return of the Company, such Member shall give prompt written notice to the Tax Matters Partner. The Members shall consult in good faith to agree on the treatment of such item, and failing such agreement, the Company shall treat the item in the manner determined by the Members holding a majority of Interest in the Company. No Member shall file, pursuant to Section 6222(b) of the Code a notification of inconsistent position with respect to the Company without first notifying the other Members.


          Elections.   The  Board  is  granted  authority  and
          agrees to make elections under the Code and the Regulations in each year's federal (and, if applicable, state and local) partnership income tax returns with respect to the Company's activities, including without limitation, elections under Sections 709 of the Code. Notwithstanding the foregoing, in the event of a transfer of all or part of the Interest of a Member, a distribution of Company property to a Member, or the death of a Member, the Company shall, at the written request of a Member or its estate, elect to adjust the basis of Company property under Section 754 of the Code and shall not otherwise make a Section 754 election to adjust basis.


          Financial Statements; Auditors. The Board shall retain a national firm of independent certified public accountants as independent auditors of the Company to conduct an examination in accordance with generally accepted auditing standards of the financial statements of the Company as of the close of business of each fiscal year of the Company and to furnish its certificate to the effect that: (i) the balance sheet of the Company as of such date and
          (ii) the related statements of income, Members' income accounts and capital accounts for the fiscal period then ended have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position and results of the operations of the Company for the period indicated. A copy of the audited annual financial statements shall be furnished to each Member within seventy-five (75) days after the end of each fiscal year. Pursuant to a Litigation Sharing and Indemnification Agreement, dated March 30, 2000 (the "Indemnification Agreement"), ADM, Alimenta and Gold Kist have agreed to indemnify the Company with respect to the civil action entitled Neon Earl Bass, Jr., Dry Branch Farms, Inc. and Varner Bass Enterprises, Plaintiffs. Vs. Golden Peanut Company, Defendant, Civil Action File No. 94-VS-85847, State Court of Fulton County, Georgia (the "Varner Bass Case"). As a result of the Indemnification Agreement, the auditors for the Company shall record a receivable of the Company from ADM, Alimenta and Gold Kist to offset any liability or reserve on the financial statements of the Company with respect to the Varner Bass Case.


          Fiscal Year; Tax Year. The Company's fiscal year for financial accounting purposes shall end on June 30 of each year. The Board shall have the right to change such fiscal year from time to time if it deems it appropriate. The Company's tax year shall end on December 31 and, in any event, shall be determined in accordance with Section 706 of the Code.


          Member Audits; Book and Records. (a) Upon notice in writing to the Company and the other Members, each Member, at its own expense, shall have the right to audit or cause to be audited the books, records, reports and operations of the Company. No exceptions to the books and records of the Company with respect to normal or recurring items shall be taken for any fiscal year unless taken within three
          (3) months following the receipt of the annual audited financial statements. The Company shall make available to each Member such books, records, financial statements and other information, including information related to state tax allocations and apportionments of such Member's allocable share of Company income, as shall be reasonably requested by such Member in connection with either its right to audit or with the preparation of tax returns or other documents required to by filed by such Member or their Affiliates, and the Company shall cooperate in the preparation of such documents.

          (b) The Company shall retain, at its principal office, such books and records (including tax returns of the Company) that may be relevant to the tax filings or tax audits of the Members for at least 10 years , or such later date as reasonably requested by a Member. Each Member shall have the opportunity to copy any such records prior to the time they are to be destroyed by the Company.


          Tax Matters Partner. The Members shall designate ADM as the Tax Matters Partner of the Company. The Tax Matters Partner shall obtain the consent of each Member before it shall execute on behalf of all Members an agreement with the Internal Revenue Service ("IRS") extending the statute of limitations for making an assessment of federal income taxes or the time periods relating to submitting administrative adjustment requests for the Company. Any such agreements will be binding on all Members. The Board may change the Tax Matters Partner at any time by designating a different Member as the Tax Matters Partner. The Tax Matters Partner may not enter into any agreement with the IRS which affects the amount, deductibility or creditability of any Company item without the prior consent of each of the other Members. In the event of an audit of the Company's federal income tax return or other action taken with respect to the Company by an applicable tax authority, the Tax Matters Partner will promptly (and in any event within 10 days of receipt of any written action) advise all of the Members of all developments with respect to the audit or other matter and shall provide each Member with a copy of all notices received from any tax authority, including any final partnership administrative adjustment. The Tax Matters Partner shall consult with the Members with respect to any action to be taken by the Tax Matters Partner and shall obtain the consent of all Members prior to taking such Action. The Tax Matters Partner shall be entitled to reimbursement by the Company for all out of pocket expenses reasonably incurred by it in representing the Company in accordance with this Agreement.


     NOTICES. All notices, requests, demands, directions and other communications hereunder shall be in writing signed by an authorized representative of the Member issuing the same and shall be deemed to have been duly given five (5) days after the date of the mailing thereof, as determined by the date set forth on the Post Office receipt, when sent by certified or registered mail, postage prepaid, or upon the date of receipt, when sent by cable, telex or other form of electric transmission, and promptly confirmed in writing, addressed:


          If to the Company:  Golden Peanut Company, LLC
                        100 North Point Center East
                        Suite 400
                        Alpharetta, GA 30022
                        Attention:  President
                        Telecopy Number:  (770) 752-8308

or to such other address as the Company shall have directed in accordance with this Section 9.

          If to Gold Kist:    Gold Kist Inc.
                         244 Perimeter Center Parkway, N.E.
                         Atlanta, Georgia 30346-2397
                         Attention:  Vice President - Law
                         Telecopy Number:    (404) 393-5421

or to such other address as Gold Kist shall have directed in accordance with this Section 9.

          If to ADM:     Archer-Daniels-Midland Company
                         P. O. Box 1470
                         Decatur, Illinois 62525
                         Attention:  General Counsel
                         Telecopy Number:    (217) 424-6196

or to such other address as ADM shall have directed in accordance with this Section 9.

          If to Alimenta:   Alimenta
                         Route de Suisse 154
                         1290 Versoix, Geneva
                         Switzerland
                         Attention:  Dikran S. Izmirlian
                         Telecopy Number:    (41) 22 775 0290


With a copy to:          C. L. Wagner, Jr.
                         Hunton & Williams
                         4100 Bank of America Plaza
                         600 Peachtree Street
                         Atlanta, Georgia 30308
                         Telecopy Number:    (404) 888-4190


or to such other address as Alimenta shall have directed in accordance with this Section 9.

          If to Cargill: Cargill, Incorporated
                         15407 McGinty Road West
                         Law Department/24
                         Wayzata, Minnesota 55391-2399
                         Attention:  Peanut Dept. Attorney
                         Telecopy Number:    (612) 742-6349

or to such other address as Cargill shall have directed in accordance with this Section 9.


RESOLUTION OF DISPUTES


          Mediation. If a dispute or disagreement arising out of, or relating to, the interpretation, performance or breach of this Agreement or any amendment hereto (a "Dispute") exists, any party may submit the reasons for its position, in writing, to the other party(ies) and require the other party(ies) within ten (10) days to submit the reasons for its position, in writing, to the first party and to then enter into good faith negotiations to attempt to resolve the Dispute. If such Dispute cannot be settled by good faith negotiation between the parties within thirty (30) days after the last written submission is due, then any party to the Dispute may require that the Dispute be submitted, in writing, for resolution to an executive officer of each party. All negotiations and written statements conducted or made pursuant to this Section are confidential and shall be treated as compromise and settlement negotiations for purposes of the U.S. Federal Rules of Evidence and state rules of evidence. If the parties reach agreement pertaining to any Dispute pursuant to the procedures set forth in this Section, such agreement shall be reduced to writing, signed by the parties and shall be final and binding upon both parties.


          Arbitration. If any Dispute shall not have been resolved through the use of the procedures specified in Section 10.1 within sixty (60) days of the initial written submission of the issue by one party to the other, then any party to the Dispute may initiate an arbitration in accordance with the provisions of this Section 10.2. The Dispute shall be submitted to and settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, now in effect, except to the extent modified herein. Unless the parties shall mutually agree otherwise, any arbitration hearings shall be conducted in or about Atlanta, Georgia. The decision of the arbitrators shall be final and binding upon, and unappealable by, the parties to such arbitration. Judgment on the award rendered may be entered in any court having jurisdiction thereof. The arbitrators shall not be empowered to award punitive or exemplary damages. If there are two parties to the Dispute, each party shall, within thirty (30) days of receipt of notice that a party has referred the Dispute to arbitration, appoint one arbitrator and, within thirty (30) days of the appointment of the last of such two arbitrators the two arbitrators shall appoint a third arbitrator. If either party or the two arbitrators fail to timely appoint an arbitrator, the said arbitrator shall be appointed by the American Arbitration Association. If there are more than two parties to the Dispute, unless the parties to the Dispute agree otherwise, the American Arbitration Association shall appoint the arbitrator(s). The arbitrator(s) shall permit the parties to conduct discovery pursuant to rules established by the arbitrator(s). Unless otherwise determined by the arbitrator(s), the parties shall bear their respective costs incurred in connection with the procedures described in this Section, except that the parties shall share equally the fees and expenses of the arbitrators. The parties shall require the arbitrators to make a decision within sixty (60) days of the appointment of the third arbitrator.


          Provisional Remedies. The procedures specified in this Section 10 shall be the sole and exclusive procedures for the resolution of Disputes; provided, however, a party, without prejudice to the mandatory procedures of this Section, may file a complaint for purposes of tolling the statute of limitations, or seek a preliminary injunction or other provisional judicial relief, if in its sole judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Notwithstanding such action, the parties will continue to participate in good faith in the procedures specified in this Section.


          Tolling Statute of Limitations. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section are pending. The parties will take such action, if any, required to effectuate such tolling.


SPECIAL PROVISIONS


          Option to Purchase Cargill's Interest. The Company shall have the right and option to purchase Cargill's Interest for Twenty-Five Million Dollars ($25,000,000) effective July 1, 2002. The Company may exercise its option to purchase Cargill's Interest only with the unanimous written approval of ADM, Alimenta and Gold Kist. ADM, Alimenta and Gold Kist shall confer and determine if such unanimous approval can be obtained on or before April 15, 2002. If one or two but not all of ADM, Alimenta and Gold Kist approve the exercise of such option, the non-electing parties may reconsider their decision. If one or two but not all of ADM, Alimenta and Gold Kist approve the exercise of the Company's option to purchase Cargill's Interest, the Company shall be deemed to have transferred and assigned (without further act) this right and option to the Member or Members approving the Company's exercise of this option and such Member(s) shall thereafter have the right and option to purchase Cargill's Interest for twenty-five million dollars ($25,000,000) effective July 1, 2002. For purposes of this Section 11.1, the Company or the Member(s) which exercise the option to purchase Cargill's Interest, as the case may be, are hereinafter referred to as the "Optionee." The Optionee shall give Cargill written notice of its intent to exercise this option no sooner than June 1, 2002, and no later than July 1, 2002, at which time the option and right shall expire and become null and void. The closing for such sale shall occur, unless the parties otherwise agree, on or before August 31, 2002. At the closing Cargill shall execute or cause to be executed any and all documents necessary to transfer completely of record and beneficially the Interest being transferred free and clear of any and all liens, encumbrances, or pledges of any kind, including the delivery of any certificate representing the Interest being transferred, duly endorsed for transfer, and the Optionee shall make payment therefore by wire transfer of the $25,000,000 in immediately available funds. In the event the Optionee exercises the option to purchase Cargill's Interest, the Optionee shall also purchase, and Cargill shall sell, Cargill's oil mill located in Dawson, Georgia for a purchase price equal to one hundred twenty-five percent (125%) of the net book value of such oil mill as reflected on Cargill's financial statements as of the closing determined in accordance with GAAP and the closing of the purchase and sale of such oil mill shall occur simultaneously with the closing of the purchase and sale of Cargill's Interest. In the month of March, 2002, Cargill agrees to provide ADM, Alimenta and Gold Kist with such information regarding the net book value of Cargill's oil mill as shall be reasonably requested. Upon the transfer by Cargill of its Interest, at its discretion Cargill shall be released from any further obligation under any ancillary agreement or arrangement associated with the Company, including without limitation any guaranty and/or reimbursement agreement with regard to the financing of the Company, except to the extent that such obligation arose from or was based upon events or circumstances that existed prior to the effective date of Cargill's transfer of its Interest, including, without limitation, those incurred but not reported. Notwithstanding the foregoing, the twenty-five million dollars ($25,000,000) purchase price shall be reduced to the extent of any value added tax applicable to the Fondo de Comercio, as such term was defined in the Membership Purchase Agreement dated March 30, 2000 between the Members ("Fondo VAT Tax") that has not been recovered by Golden as of the closing date of the purchase pursuant to this Section, provided, however, that the Fondo VAT Tax shall be reduced on a first in, first out basis by the value added tax recovered by Golden from April 1, 2000 until the closing date, and to the extent assignable, Golden shall transfer and convey value added tax credits equal to the reduction to Cargill or its Affiliate. The foregoing sentence shall be null and void in the event the law or regulations regarding value added tax in Argentina which effect peanuts is adversely changed or modified between March 30, 2000 and the closing date pursuant to this section. Any outstanding claims by Golden for the Fondo VAT Tax refund as of the closing date shall be paid over to Cargill upon its receipt, up to the amount of the reduction of the purchase price hereunder.


          Option to Purchase Oil Mill. The Company shall have the right and option, at any time between July 1, 2002 and June 30, 2003, upon not less than thirty
          (30) days advance written notice to Cargill, to purchase Cargill's oil mill at Dawson, Georgia for the net book value thereof as reflected on the financial statements of Cargill as of the closing as determined in accordance with GAAP. The Company may exercise this option to purchase Cargill's oil mill only upon the unanimous written approval of ADM, Alimenta and Gold Kist. At the closing Cargill shall execute or cause to be executed any and all documents necessary to transfer completely of record and beneficially the oil mill and all related sales and services agreements, etc., being transferred free and clear of any and all liens, encumbrances, or pledges of any kind, and the Company shall make payment therefore by wire transfer of the purchase price in immediately available funds. In the event of the purchase of Cargill's oil mill pursuant to
          Section 11.1 or 11.2, the purchaser thereof shall also purchase the inventory of peanut goods or products and the purchase and sale contracts for peanut goods or products related to Cargill's oil mill at the fair market value thereof.


     (a)  Definitions.   For purposes of this  Agreement,  the
          following terms shall have the following meanings:

                    "Additional  Peanuts"  -  edible   peanuts
                    grown  in  the United States  which  under
                    applicable  law  and regulations  must  be
                    exported from the United States or sold as
                    edible   peanuts  by  the  United   States
                    federal government for export.

                    "African  Peanuts" - edible peanuts  grown
                    in   the   African  continent   with   the
                    exception of the country of South Africa.

                    "Company  Oil Stock" - Oil Stock owned  by
                    Company as a result of its shelling, blanching or remilling operations, for sale and use, including Domestic Sheller Residue Oil Stock acquired by Company in a trade or swap in like amounts with another sheller of Company Oil Stock for such Domestic Sheller Residue Oil Stock.

                    "Domestic  Government  Farmer   Stock"   -
                    Farmer  stock which is sold by the  United
                    States federal government, but only to the extent sold for crushing within the United States.

                    "Domestic Sheller Residue Oil Stock" - Oil
                    Stock,   other  than  Company  Oil  Stock,
                    Domestic  Government Oil Stock and  Export
                    Government Oil Stock, for sale and use.

                    "Export Government Farmer Stock" - Farmer stock which is sold by the United States federal government for export from the United States.

                    "Export Sheller Residue Oil Stock"  -  Oil
                    Stock,   other  than  Company  Oil  Stock,
                    Domestic   Sheller  Residue   Oil   Stock,
                    Domestic   Government  Farmer  Stock   and
                    Export Government Farmer Stock, for export from the United States.

                    "Oil   Products"    -  non-edible   peanut
                    products, including peanut oil and peanut meal, but excluding Oil Stock.

                    "Oil   Stock"   -  peanut  skins,   peanut
                    fragments,  or peanuts to be processed  or
                    crushed  to make peanut oil, peanut  meal,
                    and   any   other  byproducts  from   such
                    processes.

                    "Other Origin Peanuts" - edible peanuts grown anywhere in the world except in the United States.

                    "Quota Peanuts" - edible peanuts grown in the United States which under applicable law and regulations may be disposed of in the United States.

                    "Specialty  Oil   and  Related   Products"
                    -peanut flour, peanut butter and aromatic peanut oil.


          Peanut Transactions.

                    Among  the Members, their Affiliates,  and
                    the Company, the Company shall be the sole
                    seller, purchaser, processor, handler  and
                    marketer   of  Quota  Peanuts,  Additional
                    Peanuts,   Other   Origin   Peanuts    and
                    Specialty  Oil and Related Products.   The
                    Members  and their Affiliates,  shall  not
                    engage  in  transactions  involving  Quota
                    Peanuts, Additional Peanuts, Other  Origin
                    Peanuts  and  Specialty  Oil  and  Related
                    Products,  provided  however,   that   the
                    Members  and their Affiliates  may  resell
                    any  such  products if they purchase  such
                    products       from      the      Company.
                    Notwithstanding   the    foregoing,    (A)
                    Alimenta, or its Affiliate, may sell, purchase, process, handle and/or market African Peanut, and (B) any Member, or an Affiliate thereof, may sell, purchase, process, handle and/or market aromatic peanut oil.

                    GPX, Inc. or Company appointed third party agents shall be the Company's exclusive marketing agents outside the United States for Quota Peanuts, Additional Peanuts and Specialty Oil and Related Products of the Company.

                    The  Members and Affiliates of Members may
                    engage  in transactions involving Domestic
                    and   Export   Government  Farmer   Stock,
                    Domestic  and Export Sheller  Residue  Oil
                    Stock,  Oil Products or Oil Stock for  its
                    own  account,  including the handling  and
                    processing    thereof.    Unless    Golden
                    acquires  Cargill's oil mill  pursuant  to
                    Section   11.1   or  11.2,  any   Domestic
                    Government   Farmer  Stock   or   Domestic
                    Sheller Residue Oil Stock acquired by  the
                    Company shall be offered and sold by the Company to the Members pursuant to Section 11.3(b)(iv).

                    Company Oil Stock will be offered and sold
                    to  all  Members or one of each  of  their
                    Affiliate(s)  pursuant  to  the  following
                    process.   Golden shall sell  its  Company
                    Oil  Stock  by  conducting an  auction  by
                    progressively higher oral outcry among its
                    Members,    or   a   Member's   designated
                    Affiliate,  as the case may be,  at  times
                    periodically set by Golden.  Such  auction
                    may   be   conducted   via   a   telephone
                    conference call.  Golden shall  offer  its
                    Company  Oil  Stock  by individual  units,
                    which   may  range from a minimum  of  one
                    month of Golden's production thereof  from
                    one  specific plant location to all months
                    of  production in a specific crop year  at
                    all  or  a combination of Golden's plants,
                    each   at  Company's  discretion.   Golden
                    shall   not  offer  less  than  a  month's
                    production  at a particular  plant,  offer
                    Company  Oil Stock as one unit  from  more
                    than  a  single crop year, or offer  units
                    from  other  than the current  crop  year.
                    Any   Member   not  participating   in   a
                    particular auction will be deemed to  have
                    declined  to  participate or purchase  any
                    Company   Oil   Stock  offered   in   that
                    particular auction.  The highest and  thus
                    winning   bidder  for  any  unit   offered
                    automatically  receives that  fraction  of
                    the  unit offered computed by dividing the
                    number   1   by   the  total   number   of
                    participants, which with four Members  can
                    be   no   less   than  1/4.   Each   other
                    participant  in the auction can  also  buy
                    the  same  fraction of  the  unit  at  the
                    winning   bid   price.   If   the    other
                    participant(s)  declines  to  purchase  at
                    that  price, the winning bidder can  elect
                    to  buy the declining participant's  share
                    at  such  price.   If the  winning  bidder
                    declines  to purchase all of the remaining
                    fractions of the unit at such price and  a
                    portion  of the unit thus remains  unsold,
                    another   auction  shall  immediately   be
                    conducted  on the same terms  as  provided
                    herein  with regard to the winning  bidder
                    purchasing  a  fractional  amount  of  the
                    portion  of the original unit offered  and
                    the  other participants having a right  to
                    purchase  a  fractional  amount   at   the
                    winning  bid price.  This auction  process
                    shall be repeated until all of the offered
                    unit(s) are sold, provided, however,  that
                    if any volume of a particular unit remains
                    unsold  after  three  rounds  of  bidding,
                    Golden  shall  have  the  option  to   not
                    conduct  another round of the auction  and
                    instead withdraw and offer such peanuts at
                    a   later  time  at  its  discretion.  The
                    Members  and  Golden  shall  agree  on   a
                    quality standard for the Company Oil Stock
                    and  a  deduction from the purchase  price
                    for  all  loads  that fail  to  meet  such
                    standard.  All units shall be offered  and
                    purchase  on  an  FOB  plant  basis.   The
                    President    of   Golden   may   establish
                    reasonable   procedural  rules   for   the
                    auction process except for rules regarding
                    minimum  bids or overbids.  If any  volume
                    of  a particular unit remains unsold after
                    three  (3) rounds of bidding, Golden shall
                    have  the right to dispose of such  volume
                    to  purchasers other than the  Members  if
                    and  to  the  extent  necessary  to  avoid
                    incurring  storage charges to third  party
                    warehouses.    The  provisions   of   this
                    Subsection 11.3(b)(iv) shall terminate in the event Golden purchases Cargill's oil mill.


EVENTS OF DEFAULT AND REMEDIES


          Definition  of  Events of Defaults.   The  following
          events shall constitute Events of Default:


               Failure by a Member to make any required capital contribution to the Company within thirty (30) days after receiving notice that the same is due (a "Capital Contribution Default");


               Failure by a Member to perform any of the other material terms and conditions of this Agreement and failure thereafter to cure such failure to perform within 45 days after receiving written notice of such failure from at least two other Members;


               The occurrence of any of the following events with respect to a Member:

                    The  Member shall be adjudicated insolvent
                    or  bankrupt,  or shall file any  petition
                    seeking         any        reorganization,
                    rehabilitation, liquidated, dissolution or
                    similar relief under federal or state laws
                    relative  to  bankruptcy,  insolvency   or
                    other   relief  for  debtors  ("Bankruptcy
                    Laws"),  or  the  Member  shall  seek   or
                    acquiesce  in  the  appointment   of   any
                    custodian, trustee, receiver, conservator or liquidator of such Member or of all or a substantial part of its properties or its interest in the Company; or

                    The  Member  shall permit  or  suffer  the
                    filing  of an involuntary petition against
                    it     seeking     any     reorganization,
                    rehabilitation, liquidation, dissolution or similar relief under Bankruptcy Laws and such petition shall have been granted or not dismissed within 90 days of filing; or

                    The Member permits or suffers a custodian,
                    trustee,    receiver,    conservator    or
                    liquidator  of it or all or a  substantial
                    part  of its property or interest  in  the
                    Company   to  be  appointed  without   the
                    consent   of   such   Member   and    such
                    appointment shall remain unvacated and unstayed for ninety (90) days with or without the acquiescence of such Member.


          Remedies. If any Event of Default shall occur, the non-defaulting Members, acting by a majority in Interest, shall have the following remedies in addition to all other rights and remedies available at law or in equity:


               If   the   Event  of  Default  is   a   Capital
               Contribution    Default,   the   non-defaulting
               Members may:

                    contribute   to  the  Company,   in   such
                    relative  amounts  as  the  non-defaulting
                    Members  shall  between themselves  agree,
                    for   such  non-defaulting  Members'   own
                    capital  accounts the capital contribution
                    not  paid  by  the  defaulting  Member  in
                    exchange  for  an  increase  in  the  non-
                    defaulting  Members' respective Interests.
                    In   such   event,   each   non-defaulting
                    Member's  Interest shall increase  to  the
                    percentage represented by a fraction,  the
                    numerator of which is the amount  of  such
                    Member's capital account immediately prior
                    to  any  payment  by  it  of  the  capital
                    contribution  plus  the  amount   of   the
                    capital  contribution paid by it, and  the
                    denominator  of which is the  sum  of  all
                    Members'   capital  accounts   immediately
                    prior to any payment of the additional capital contributions plus the amount of the additional capital contributions. The defaulting Member's Interest shall then equal the result of subtracting the sum of the non-defaulting Members' Interests from one hundred percent (100%); or

                    treat the amount of such required capital contribution as a sum of money owed to the Company by the defaulting Member, due immediately, with interest at the rate of either (A) two (2) percentage points above the per annum rate of interest published from time to time in the Wall Street Journal as being the "prime rate" (or the average of such rates), adjusted daily, or
                    (B)  the highest lawful rate permitted  by
                    applicable  law, whichever  is  less  (the
                    "Default Rate"), and may file suit to collect such debt; or

                    advance   on   behalf  of  the  defaulting
                    Member,  in such relative amounts  as  the
                    non-defaulting   Members   shall   between
                    themselves agree, to or for the benefit of
                    the  Company  the amount of such  required
                    additional  capital  contribution,   which
                    advances shall be considered a debt due on
                    demand  from the defaulting Member to  the
                    non-defaulting   Members  repayable   with
                    interest   at  the  Default   Rate.    Any
                    distributions  of  the  Company  otherwise
                    allocable  to the defaulting Member  shall
                    be  paid  directly  to the  non-defaulting
                    Members  on  account  of  such  respective
                    obligations,  to  be  applied   first   to
                    interest and next to principal of such debt; or

                    take  any  combination of or all  of  such
                    actions  described in (i), (ii)  or  (iii)
                    above,   without  the  necessity   of   an
                    election of remedies.


               If the Event of Default is other than a Capital Contribution Default, the non-defaulting Members may, without notice to the defaulting Member, cure such default for the account of and at the expense of the defaulting Member, and the full amount so expended, including reasonable accountants' and attorneys' fees, shall be deemed a debt of the defaulting Member to the non-defaulting Members, due immediately, with interest at the Default Rate, and the non-defaulting Members may file suit to collect such debt.


               If any Event of Default occurs, the non-defaulting Members shall have the option to dissolve the Company and to wind up the affairs of the Company, and any amount due by the defaulting Member to the non-defaulting Members hereunder shall be offset from the defaulting Member's distribution pursuant to the dissolution and paid over to the non-defaulting Members.


          Rights of Defaulting Members. If any Event of Default described in Section 12.1(a) or 12.1(b) shall occur, the defaulting Member, during such time as it shall remain in default, shall not have any voice in the management and operation of the Company, nor have any rights which it would have under the terms of this Agreement to transfer any part of its Interest in the Company, except as otherwise expressly provided under the terms of this
          Section 12. During such time, the non-defaulting Members shall have the right to make all of the management decisions for the Company without first having to obtain the consent or approval of the defaulting Member. The defaulting Member shall continue to be obligated to make capital contributions as required by this Agreement. The Member in default shall also continue to bear its share of any losses of, and be entitled to receive its share of any profits or distributions from, the Company, subject to offset as otherwise provided in this Section 12.


MISCELLANEOUS


          Further Assurances. The parties to this Agreement and their respective permitted successors or transferees hereby agree to provide all other information, execute and deliver any further instruments or documents, and take or forbear from any further acts, that may be reasonably required or useful to carry out the intent and purpose of this Agreement, provided that none of the foregoing actions is inconsistent with any express terms hereof.


          Amendments.   This Agreement may not be modified  or
          amended except in writing signed by all of the Members.


          Headings.   Section headings used in this  Agreement
          are for convenience and reference only, and are not to be considered in construing the terms of this Agreement.


          Usage. Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.


          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.


          Severability. Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be declared illegal, invalid or in conflict with the Act, such term or provision shall be ineffectual and void, and the validity of the remainder of this Agreement shall not be affected thereby.


          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.


          No Agency. Nothing contained in this Agreement shall constitute the Members as agents for one another, or render any Member liable for any debts or obligations which are incurred, outside the scope of the authority granted by this Agreement.


          Entire Agreement. This Agreement constitutes the entire agreement among the Members and supersedes all prior agreements and understandings of the Members in connection herewith. No change in or additions to this Agreement shall be binding upon any Members unless and until in writing and signed by an authorized representative of each Member.


          No Third Party Beneficiaries. All obligations of a Member under this Agreement, including the obligations to make additional capital contributions, are imposed solely and exclusively for the benefit of the Members, and no other Person shall having standing to require satisfaction of such obligations and no other Person shall, under any circumstances, be deemed to be a beneficiary of such obligations, any and all of which a Member may freely waive in whole or in part at any time.


          Waiver of Petition Rights. Except as set forth herein with respect to procedures for the dissolution of the Company each Member hereby waives all rights it may at any time have to maintain any action for the partition of any property now or hereafter acquired by the Company.


          Interest Rate. Unless otherwise specified herein, whenever interest is payable on any amount due pursuant to this Agreement, such interest shall be at a rate equal to the then prevailing cost of funds to the Company.


          Representatives and Warranties.  Each  of  Alimenta,
          ADM,   Cargill  and  Gold  Kist  hereby  represents,
          warrants and covenants to each of the other Members, as of the date of this Agreement, as follows:


               It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with power and authority to own its property and to carry on its business as now conducted and has the power and authority to execute and deliver this Agreement.


               The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder, have been duly authorized by all requisite corporate action on its part, and do not and will not violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, its articles or certificate of incorporation or bylaws, or any indenture, agreement or other instrument to which it is a party or by which it or any of its properties are bound, or be in conflict with, result in a breach of, or constitute upon notice or lapse of time or both, a default under any such indenture, agreement or other instrument. It is not subject to or in default under any order, writ, injunction or decree of any court or governmental authority, which would affect its entrance into this Agreement or any exhibit hereto, or the performance by it of its obligations hereunder or thereunder.


               This Agreement will constitute, upon the valid execution and delivery hereof by all parties hereto, its legal, valid and binding obligations, enforceable against it in accordance with its terms.


               There are no outstanding actions, suits, claims, investigations or other proceedings pending, or, to the knowledge of its officers, threatened, against it which could have a material adverse effect on the business or properties of the Company, and there is no reasonable basis upon which the same could be brought or initiated.


          New or Resumed Operations. In the event Company opts to start or resume certain operations at a facility or location that had not been operating in such capacity on the date of this Agreement, any Member shall have the option of having a "Phase I" environmental evaluation conducted upon such facility or location prior to the commencement of such operations. For example, if the Company were to resume shelling operations at a facility which is not operating as a shelling facility on the date of this Agreement, any Member would have the option of conducting a "Phase I" environmental evaluation upon such facility or location prior to the commencement of such shelling operations.


          Authorization. The Members authorize James W. Dorsett, as President of the Company, to execute and deliver, by and on behalf of the Company, this Agreement, the Membership Purchase Agreement of even date herewith among the Company and the Members and the "Ancillary Agreements" referred to therein, and any other agreements, deeds, instruments of conveyance or other documents necessary or desirable to consummate the transactions which are the subject of such agreements. ADM, Alimenta and Gold Kist agree that James W. Dorsett shall have such authority notwithstanding the absence of any approval by representatives of ADM, Alimenta or Gold Kist who constitute members of the "Partnership Committee" of Golden Peanut Company, a general partnership.

       IN WITNESS WHEREOF, the Members have caused this Agreement to be signed as of March 30, 2000, by their duly authorized representatives.

                                   GOLD KIST INC.



                                   BY:/s/ Stephen O. West
                                   Title: CFO & Treasurer
Signed, sealed and delivered on
this 30 day of March, 2000,
in the presence of:

/s/ Phyllis N. Gee
Notary Public

Commission Expires:

July 8, 2002

                                   ARCHER-DANIELS-MIDLAND
                                   COMPANY


                                   BY: /s/ D. J. Schmalz
                                   Title: VP & CFO
Signed, sealed and delivered on
this 30 day of March, 2000,
in the presence of:

/s/ Phyllis N. Gee
Notary Public

Commission Expires:

July 8, 2002


                                   ALIMENTA HOLDINGS, INC.


                                   BY:/s/ C. L. Wagner, Jr.
                                   Title: Asst. Secy.

Signed, sealed and delivered on
this 30 day of March, 2000,
in the presence of:


/s/ Phyllis N. Gee
Notary Public

Commission Expires:

July 8, 2002


                                   CARGILL, INCORPORATED


                                   BY: /s/ Ronald G. Dudley
                                   Title: President Cargill
                                   Peanut Products

Signed, sealed and delivered on
this 30 day of March, 2000,
in the presence of:


/s/ Phyllis N. Gee
Notary Public

Commission Expires:

July 8, 2002

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